Industry Canada | Industrie Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

Evolving Gold Corp.

Name of corporation-Dénomination de la société

610952-7

Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:

a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice; ☐

b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares; ☐

c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment; ☑

d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization; ☐

Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) en vertu de l'article 13 de la *Loi canadienne sur les sociétés par actions*, conformément à l'avis ci-joint;

b) en vertu de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;

c) en vertu de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;

d) en vertu de l'article 191 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

Director - Directeur

September 30, 2003 / le 30 septembre 2003

Date of Amendment - Date de modification

Canada

Industry Canada Industrie Canada

Canada Business Corporations Act Loi canadienne sur les sociétés par actions

ELECTRONIC TRANSACTION REPORT **RAPPORT DE LA TRANSACTION ÉLECTRONIQUE**

ARTICLES OF AMENDMENT (SECTIONS 27 OR 177) CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

Processing Type - Mode de traitement: E-Commerce/Commerce-É

1. Name of Corporation - Dénomination de la société	2. Corporation No. - N° de la société
6109527 CANADA LTD.	610952-7

3. **The articles of the above-named corporation are amended as follows:**
Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

The name of the Corporation be changed from "6109527 Canada Ltd." to "Evolving Gold Corp."

Date	Name - Nom	Signature	Capacity of - en qualité
2003-09-30	RAYMOND SZETO		AUTHORIZED OFFICER

Canada